Exhibit 99.1

Company Investor/Media Contact:
DJO Incorporated
Mark Francois, Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED ANNOUNCES PRELIMINARY SALES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2006 AND DISCUSSES FINANCIAL OUTLOOK FOR 2007

SAN DIEGO, CA January 9, 2007 — DJO Incorporated, (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, in anticipation of its presentation tomorrow at the JPMorgan Healthcare Conference (webcast details below), announced preliminary sales results for the fourth quarter ended December 31, 2006.  The Company said that these revenue results remain subject to adjustment as the Company completes its year-end financial closing process and the annual audit of its financial results.  The Company also discussed its financial expectations for 2007.

Preliminary net revenues for the fourth quarter of 2006 are expected to be approximately $110 million, at the high end of the range of expectation previously discussed by the Company, and reflecting growth of approximately 47 percent compared with net revenues of $75 million reported in the fourth quarter of 2005.  The fourth quarters of 2006 and 2005 each included 61 shipping days.  Average daily revenues in the fourth quarter of 2006 are expected to achieve a new Company record, eclipsing record results for the third quarter of 2006, which included the benefit of $1.9 million in revenue related to a change in Aircast shipping terms and a reduction in back orders from the second quarter of 2006.

Preliminary net revenues for the fourth quarter of 2006 for the Company’s Domestic Rehabilitation, Regeneration and International segments are expected to show growth rates, compared to the prior year, of approximately 35 percent, 12 percent and 184 percent, respectively, reflecting the Company’s successful growth strategies, as well as contributions from the Company’s 2006 Axmed and Aircast acquisitions.

For the full year 2006, preliminary net revenues are expected to be approximately $412 million, increasing approximately 44 percent compared with net revenues of $286 million reported for 2005.

“The completion of 2006 closes the fifth full year since our initial public offering in late 2001. During this five-year period, we have enjoyed new record revenue levels each year, and we have achieved a compounded annual revenue

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growth rate of over 20 percent, substantially higher than the estimated market rates of growth,” said Les Cross, president and chief executive officer.  “These achievements reflect the successful results of our core business growth strategies, which include launching a continuous flow of new products, optimizing the productivity of our sales force, expanding our OfficeCare business where we bill directly to third-party payors at the insurance reimbursement or “retail” price point, and expanding our international presence. These growth strategies, combined with contributions from our successful acquisition strategy, have permitted us to significantly increase the size and profitability of DJO over the last five years.

“We continue to enjoy balanced sales growth across the Company’s business segments, with our Domestic Rehabilitation, Regeneration and International segments all delivering strong results.  Within our Domestic Rehabilitation segment, our OfficeCare channel delivered another very strong quarter of growth, continuing the trends that this business has produced throughout 2006. The OfficeCare business continues to be an important growth driver for DJO.   With the rapid growth in OfficeCare and our other insurance billing businesses, it has become necessary to invest incremental operating resources to scale up our billing and collections activities, including those maintained by our third-party billing and collections outsource partner, to effectively manage this significantly larger, high growth business.  Our fourth quarter results will reflect incremental operating expense for these additional resources, and will also include expense related to certain increases in our estimates of bad debt reserves required for this business. Reflecting this investment, and certain other variations in expected spending levels, our current expectation is that our fourth quarter non-GAAP operating income margin will be generally consistent with, or slightly lower than, the non-GAAP operating income margin achieved in the third quarter of 2006, which was approximately 18%. During the fourth quarter we were able to prepay an additional $7 million of debt and total debt balances stand at approximately $327 million at year end.

“We are very pleased to announce that, as expected, the integration of the Aircast operations is effectively complete.  All of the Aircast New Jersey activities have been relocated to our facilities in Vista, Indianapolis or Mexico, with the exception of a small back-up production activity for the vascular systems business, which we plan to move by the end of this month.  We have also completed the integration of all the Aircast international activities. We are in an excellent position as we start the new year and we expect our 2007 results to benefit fully from the $18 to $20 million in integration cost synergies that we estimated in our original acquisition plan.

“For 2007, our plan to grow DJO’s top line will follow a set of growth strategies very similar to 2006, with an expectation that these strategies will also result in top-line revenue synergies related to the Aircast product lines.  With this in mind, we expect to achieve total Company revenues of between $465 million and $480 million in 2007, representing year-over-year growth of approximately 13% to 17%, including the benefit of our first full year of Aircast revenue.  We expect solid growth in both gross profit margins and operating income margins in 2007, reflecting a full

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year of synergies from the Aircast integration and the positive marginal contribution from our revenue growth.  Before the impact of stock-based compensation expense, we expect gross profit margins to reach at least 65% for the full 2007 year. We expect these margins to start the year at less than 65% and build through the year as we gain traction with post-integration efficiencies in the factory and begin to vertically integrate more of the Aircast processes. We should exit 2007 with such margins in excess of 65%. With respect to operating income margins, before the impact of stock-based compensation expense, we expect to start the year approaching 20%, improving through the year, with such margins approaching 25% by year-end.  We expect our GAAP earnings per share to increase substantially over 2006, falling in a range of $1.70 per share to $1.80 per share, after approximately $0.35 to $0.40 per share in stock-based compensation expense.  Our non-GAAP earnings per share, before the impact of stock-based compensation, are expected to be between $2.05 and $2.20. Cash flow from operations for 2007 is expected to be between $80 million and $100 million and capital expenditures for 2007 are not expected to exceed $10 million. Our expected cash flow from operations, net of capital expenditures, of $70 million to $90 million, translates into expected cash earnings per share of approximately $2.87 to $3.70, significantly greater than our expected GAAP earnings per share, due primarily to our relatively high levels of amortization expense attributed to our acquisition strategy and our non-cash stock-based compensation expense.   Our strong expected cash flow demonstrates our high quality of earnings and should permit the Company to pay down a significant portion of our remaining debt in 2007, reducing both our leverage and our interest expense run-rate.  We look forward to reporting the complete results of our fourth quarter and full year 2006, as well as more detail related to our 2007 outlook, on approximately February 8, 2007.”

JPMorgan Conference Webcast

Interested individuals may listen to the Company’s presentation at the JPMorgan Healthcare Conference live via webcast beginning at 11:00 AM Pacific Time, tomorrow, January 10, 2007, by visiting the JPMorgan website at www.events.jpmorgan.com and selecting the JPMorgan Healthcare Conference webcast link at the bottom of the page.  The webcast will be archived beginning 24 hours after the live event and continue for 3 months.

About DJO Incorporated

DJO Incorporated is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.  Marketed under the Aircast®, DonJoy® and ProCare® brands, the Company’s broad range of over 700 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  The Company’s vascular systems products help prevent deep vein thrombosis and pulmonary embolism that can occur after

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orthopedic and other surgeries.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 60 other countries through networks of agents, distributors and its own direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers, other healthcare professionals and individual and team athletes.  For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, the Company’s preliminary revenue estimates for the fourth quarter and full fiscal year 2006 and the expected fourth quarter operating margin; and the Company’s revenue and earnings guidance for 2007.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks relating to material adjustments to the Company’s reported preliminary revenue results, or its operating margin, for the fourth quarter; and in future periods, the successful execution of the Company’s business strategies relative to its Domestic Rehabilitation, Regeneration and International businesses; the realization of substantial operational synergies from the integration of Aircast’s administrative, manufacturing and distribution operations into the Company’s existing operations in Vista, Mexico and Indianapolis respectively; the successful combination of the Company’s and Aircast’s respective operations in several countries in Europe; the realization of expected revenue synergies from the Aircast product lines; the continued growth of the markets the Company addresses; the impact of potential reductions in reimbursement levels by Medicare and other governmental and commercial payors; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; the Company’s dependence on orthopedic professionals, agents and distributors for marketing its products; the Company’s dependence on third-party agents to manage insurance billing and collections; risks relating to the Company’s international operations; resources needed and risks involved in complying with government regulations and in developing and protecting intellectual property; and the effects of healthcare reform, managed care and buying groups on the prices of the Company’s products. Other risk factors are detailed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed on November 8, 2006, with the Securities and Exchange Commission.

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